UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2017

AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant as specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Embarcadero Center, Suite 410, San Francisco, CA 94111

(Address of principal executive offices)

Registrant’s telephone number, including area code 415-788-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 7, 2017, the Board of Directors (the “Board”) of American Shared Hospital Services (the “Company”) amended the Company’s Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company’s directors, officers and employees. The amended Code provides, among other things, that (i) all directors, officers and employees must familiarize themselves with the Company’s insider trading policy, (ii) the unauthorized use or distribution of Company proprietary information is prohibited, (iii) the use of Company assets for any purpose other than those consistent with the Code is prohibited and (iv) all officers and directors have a duty to advance the Company’s corporate interests when presented with a corporate opportunity. The amended Code also sets out the Company’s updated anti-bribery and whistleblower policies.

The description above does not purport to be complete and is qualified in its entirety by reference to the text of the Company’s amendments to the Code, a redline of which is filed as Exhibit 14.01 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 14.01  Amended Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services

Date:	September 12, 2017	By:	/s/ Ernest A. Bates, M.D.
			Name:	Ernest A. Bates, M.D.
			Title:	Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description
14.01	Amended Code of Business Conduct and Ethics